UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 8, 2008
___________

BRONCO DRILLING COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51471 (Commission File Number)	20-2902156 (I.R.S. Employer Identification Number)
16217 North May Avenue Edmond, OK (Address of principal executive offices)		73013 (Zip code)
(Registrant's telephone number, including area code): (405) 242-4444 (Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

On August 8, 2008, Allis-Chalmers Energy Inc. (“Allis-Chalmers”) and Bronco Drilling Company, Inc. (“Bronco”) entered into a Mutual Termination and Release Agreement (the “Mutual Release”) to terminate the Agreement and Plan of Merger dated January 23, 2008 by and among Allis-Chalmers, Bronco and Elway Merger Sub, Inc., as amended by the First Amendment to the Agreement and Plan of Merger, dated June 1, 2008 (the “Merger Agreement”), as it was determined that it was unlikely that the Merger Agreement would be adopted by the requisite vote of stockholders of Bronco.  Pursuant to the Mutual Release, Bronco agreed to pay Allis-Chalmers $4.5 million.  In addition, Allis-Chalmers and Bronco have agreed to a full and final release of all claims related to the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Mutual Release does not purport to be complete and is qualified in its entirety by reference to the Mutual Release, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 7.01.  Regulation FD Disclosure.

On August 8, 2008, Allis-Chalmers and Bronco issued a joint press release announcing the termination of the Merger Agreement pursuant to the Mutual Release.  The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Number	Exhibit
10.1	Mutual Termination and Release Agreement, dated August 8, 2008, by and among Allis-Chalmers Energy Inc., Bronco Drilling Company, Inc. and Elway Merger Sub LLC
99.1	Joint Press Release dated August 8, 2008.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.

Date: August 8, 2008	By: /s/ ZACHARY M. GRAVES Zachary M. Graves Chief Financial Officer

Exhibit Index

Number	Exhibit
10.1	Mutual Termination and Release Agreement, dated August 8, 2008, by and among Allis-Chalmers Energy Inc., Bronco Drilling Company, Inc. and Elway Merger Sub LLC
99.1	Joint Press Release dated August 8, 2008.